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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-41961, No. 333-33576, No. 333-56950, No. 333-65748 and No. 333-81880 of
AmSurg Corp. on Form S-8 of our report dated February 15, 2002, included in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2001, and of our report dated February 15, 2002 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Nashville, Tennessee
March 26, 2002